Subject to Completion and Modification

SLM FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS SLM FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT SLM FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, SLM FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-321-7179.

Term Sheet

$1,536,368,000

SLM Student Loan Trust 2006-4

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Student Loan-Backed Notes

On April     , 2006, the trust will issue the following classes of notes offered by this term sheet:

Class	Principal	Interest Rate	Maturity
Floating Rate Class A-1 Notes	$120,000,000	3-month LIBOR minus %	July 25, 2012
Floating Rate Class A-2 Notes	$470,000,000	3-month LIBOR plus %	April 25, 2018
Floating Rate Class A-3 Notes	$150,000,000	3-month LIBOR plus %	October 25, 2019
Floating Rate Class A-4 Notes	$392,000,000	3-month LIBOR plus %	April 25, 2023
Floating Rate Class A-5 Notes	$326,536,000	3-month LIBOR plus %	October 27, 2025
Floating Rate Class B Notes	$77,832,000	3-month LIBOR plus %	January 25, 2041

The trust will also issue one class of floating rate EURIBOR-based notes, the class A-6 notes, which are not being offered by this term sheet. We are including information about the class A-6 notes solely to provide a better understanding of the offered notes.

The trust will make payments quarterly, beginning on July 25, 2006, primarily from collections on a pool of consolidation student loans. Interest and principal will be paid to the applicable noteholders quarterly on the 25th day of each January, April, July and October, beginning July 25, 2006. In general, the trust will pay principal, sequentially, to the class A-1 through class A-6 notes, in that order, until each such class is paid in full. The class B notes will not receive principal until the stepdown date, which is expected to be the April 2012 distribution date. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes and the reserve account. The trust will also make a deposit into the capitalized interest account, which will be available for a limited period of time. The interest rates on the offered notes are determined by reference to LIBOR. A description of how LIBOR is determined appears in the base prospectus under “Additional Information Regarding the Securities—Determination of Indices—LIBOR.”

We are offering the offered notes through the underwriters when and if issued. Application will be made for the offered notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the offered notes in any state or other jurisdiction where the offer is prohibited.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in SLM Corporation, the sponsor, the administrator, the servicer, the depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

This term sheet constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

Joint Book-Runners

Credit Suisse	Morgan Stanley

Co-Managers

Banc of America Securities LLC	Barclays Capital
Lehman Brothers	RBS Greenwich Capital

April 11, 2006

The Information in this Term Sheet

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated April 7, 2006 (the “initial free-writing prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

The Notes

LIBOR Notes. The trust is offering the following classes of notes, which are debt obligations of the trust:

Class A Notes:

•	Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $120,000,000;

•	Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $470,000,000;

•	Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $150,000,000;

•	Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $392,000,000; and

•	Floating Rate Class A-5 Student Loan-Backed Notes in the amount of $326,536,000.

Class B Notes:

•	Floating Rate Class B Student Loan-Backed Notes in the amount of $77,832,000.

EURIBOR Notes. The trust is also issuing a class of EURIBOR-based notes, the class A-6 notes, which are not being offered by this term sheet. At the time of pricing the actual Euro denominated amount for the class A-6 notes will be calculated based on the actual exchange rate determined at such time. The U.S. Dollar equivalent amount of the class A-6 notes is $1,058,000,000.

Closing Date. The closing date for this offering will be April 20, 2006.

Interest Rates. The spreads to LIBOR and EURIBOR, as applicable, will be set at the time of pricing.

Pricing Date. On or after April 12, 2006.

Initial Accrual Period: The initial accrual period for the notes will begin on the closing date and end on July 24, 2006, the day before the first distribution date. LIBOR or EURIBOR, as applicable, for the first accrual period will be determined by the following formula:

x + [ 5 / 32 * (y-x)]

      where:

x = three-month LIBOR or three-month EURIBOR, as applicable, and

y = four-month LIBOR or four-month EURIBOR, as applicable.

Stepdown Date. The stepdown date is the earlier to occur of (a) the April 2012 distribution date and (b) the first date on which no class A notes remain outstanding.

Maturity Dates. Each class of notes will mature no later than the date set forth for that class in the table below:

Class	Maturity Date
Class A-1	July 25, 2012
Class A-2	April 25, 2018
Class A-3	October 25, 2019
Class A-4	April 25, 2023
Class A-5	October 27, 2025
Class A-6	January 25, 2041
Class B	January 25, 2041

Identification Numbers

The offered notes will have the following CUSIP Numbers, ISIN and European Common Codes:

CUSIP Numbers

•	Class A-1 Notes: 78442GSF4

•	Class A-2 Notes: 78442GSG2

•	Class A-3 Notes: 78442GSH0

•	Class A-4 Notes: 78442GSJ6

•	Class A-5 Notes: 78442GSK3

•	Class B Notes: 78442GSL1

International Securities Identification Numbers (ISIN)

•	Class A-1 Notes: US78442GSF45

•	Class A-2 Notes: US78442GSG28

•	Class A-3 Notes: US78442GSH01

•	Class A-4 Notes: US78442GSJ66

•	Class A-5 Notes: US78442GSK30

•	Class B Notes: US78442GSL13

European Common Codes

•	Class A-1 Notes: 025128290

•	Class A-2 Notes: 025128958

•	Class A-3 Notes: 025130502

•	Class A-4 Notes: 025131142

•	Class A-5 Notes: 025131282

•	Class B Notes: 025131550

Information About the Student Loans

Supplemental Purchase Period. The supplemental purchase period will end ten business days after the closing date on May 4, 2006.

Consolidation Loan Add-On Period. The consolidation loan add-on period will end on June 30, 2006.

Capitalization of the Trust

Floating Rate Class A-1 Student Loan-Backed Notes	$120,000,000
Floating Rate Class A-2 Student Loan-Backed Notes	470,000,000
Floating Rate Class A-3 Student Loan-Backed Notes	150,000,000
Floating Rate Class A-4 Student Loan-Backed Notes	392,000,000
Floating Rate Class A-5 Student Loan-Backed Notes	326,536,000
EURIBOR Class A-6 Student Loan-Backed Notes	1,058,000,000
Floating Rate Class B Student Loan-Backed Notes	77,832,000
Equity	100

Total	$2,594,368,100

Information About the Trust

Collection Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account in cash or eligible investments equal to approximately $3,500,000 plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account.

Add-on Consolidation Loan Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the add-on consolidation loan account in cash or eligible investments equal to approximately $12,500,000. Funds in the add-on consolidation loan account will be used to fund add-on consolidation loans from time to time during the consolidation loan add-on period and will not be replenished.

Reserve Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account in cash or eligible investments equal to approximately $6,282,712.

Specified Reserve Account Balance. The Specified Reserve Account Balance for any distribution date will be equal to the greater of:

•	0.25% of the sum of the pool balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding any amounts in such account that will become available funds on the next distribution date), each as of the end of the related collection period; and

•	$3,769,627.

Capitalized Interest Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account. This deposit will be in cash or eligible investments equal to $75,000,000. Amounts on deposit in the capitalized interest account will not be replenished. On and prior to the October 2007 distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to the class A noteholders and payments due to the swap counterparties, other than any termination payments, pursuant to the currency swaps and, after that, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account. All funds remaining on deposit in the capitalized interest account on the October 2007 distribution date will be transferred to the collection account and included as available funds on that distribution date. The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the October 2007 distribution date.

Currency Swaps. With respect to the currency swaps, the spreads to LIBOR and EURIBOR, and the exchange rate for U.S. Dollars and Euros, will be set at the time of pricing. On the closing date, the trust will enter into two currency swaps (collectively referred to in this term sheet as the “currency swaps”) with two eligible swap counterparties (collectively referred to in this term sheet as the “swap counterparties”). Under the currency swaps, the trust and the swap counterparties will exchange the trust’s U.S. Dollar payments on the class A-6 notes into Euros. The aggregate U.S. Dollar notional amount of the currency swaps will be equal to the initial U.S. Dollar Notional Principal Balance of the class A-6 notes, and the aggregate Euro notional amount of the currency swaps will be equal to the Euro denominated aggregate principal amount of the class A-6 notes, which will be determined at the time of pricing. The notional amount of each of the currency swaps will be equal to one-half of the aggregate principal amount of the class A-6 notes.

On the third business day immediately preceding each distribution date, the swap counterparties will pay to a paying agent, on behalf of the trust, an amount in Euros equal to the product of:

•	EURIBOR (determined as of the same time and in the same manner as for the class A-6 notes for the related accrual period) plus %;

•	the outstanding principal amount of the class A-6 notes during the related accrual period; and

•	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

On the third business day immediately preceding each distribution date, the swap counterparties will be paid from the collection account and, if necessary, the reserve account (to the extent funds are available), an amount in U.S. Dollars equal to the product of:

•	LIBOR (determined as of the same time and in the same manner as for the LIBOR-based notes for the related accrual period) plus %;

•	the U.S. Dollar equivalent of the outstanding principal amount of the class A-6 notes during the related accrual period; and

•	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

In addition, on the third business day immediately preceding each distribution date, the swap counterparties will pay to a paying agent, on behalf of the trust, an amount in Euros equal to (a) the payment of principal in U.S. Dollars, if any, that would be paid by the trust to the holders of the class A-6 notes on the related distribution date if not for the existence of the currency swaps, multiplied by (b) the applicable exchange rate. Equivalent U.S. Dollar amounts and Euro amounts will be calculated using an exchange rate to be determined at the time of pricing.

Swap Counterparties. The swap counterparties are Credit Suisse International and BNP Paribas.

Credit Suisse International. Credit Suisse International (“CSi“), (formerly known as Credit Suisse First Boston International), was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA“) under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International.” These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating of “A+ (positive outlook)” by S&P, a senior debt rating of “Aa3 (stable outlook)” by Moody’s and a long-term rating of “AA- (stable outlook)” by Fitch Ratings.

The information in the preceding three paragraphs has been provided by CSi, and has not been verified by the depositor, the trust, the sponsor, the administrator, the service, the trustee, the indenture trustee or the underwriters. Except for the foregoing three paragraphs, CSi has not been involved in the preparation of, and does not accept responsibility for, this term sheet or the initial free-writing prospectus.

BNP Paribas. BNP Paribas, together with its consolidated subsidiaries (collectively, the “BNP Paribas Group” or “Group”), is a global provider of financial services conducting retail, corporate and investment banking, private banking, asset management, insurance and specialized and other financial activities throughout the world.

The Group has offices in more than 85 countries. At 31st December, 2004, the Group had consolidated assets of €905.9 billion (€783.1 billion as at 31st December, 2003), consolidated gross total customer items of €258.1 billion (€231.5 billion as at 31st December, 2003), consolidated customer deposits (including retail and negotiable certificates of deposit) of €328.3 billion (€282.6 billion as at 31st December, 2003) and stockholders’ equity (Group share including income of the period) of €30.2 billion (€28.3 billion as at 31st December, 2003). Net income, before taxes, non-recurring items and amortization of goodwill, for the year ended 31st December, 2003 was €7.6 billion (€6.3 billion for the year 2003). Net income, Group share, for the year ended 31st December, 2004 was €4.7 billion (€3.8 billion for the year ended 31st December, 2003).

BNP Paribas currently has long-term senior debt ratings of “Aa2” with stable outlook from Moody’s, “AA” with stable outlook from S&P and “AA” with stable outlook from Fitch. Moody’s has also assigned BNP Paribas a Bank Financial Strength rating of “B+” and Fitch has assigned BNP Paribas an individual rating of “A/B.”

The information contained in this section relates to and has been obtained from BNP Paribas. The information concerning BNP Paribas and the BNP Paribas Group contained herein is furnished solely to provide limited introductory information regarding BNP Paribas and the BNP Paribas Group and does not purport to be comprehensive.

The delivery of the information contained in this section shall not create any implication that there has been no change in the affairs of BNP Paribas or the BNP Paribas Group since the date hereof, or that the information contained or referred to in this section is correct as of any time subsequent to its date.

The information in the preceding five paragraphs has been provided by BNP Paribas, and has not been verified by the depositor, the trust, the sponsor, the administrator, the servicer, the trustee, the indenture trustee or the underwriters. Except for the foregoing five paragraphs, BNP Paribas has not been involved in the preparation of this term sheet or the initial free-writing prospectus.

Initial Over-issuance

The pool balance as of the statistical cutoff date plus the initial balance of the add-on consolidation loan account is approximately 99.75% of the aggregate principal balance of the notes (using the U.S. Dollar equivalent of the principal balance of the Class A-6 notes) minus the initial balance of the capitalized interest account.

Use of Proceeds

The trust will use the net proceeds from the sale of the notes to make the initial deposits to the collection account, the capitalized interest account, the supplemental purchase account and the reserve account and to purchase the initial trust student loans from the depositor on the closing date under the initial sale agreement.

The depositor will then use the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices due to those sellers for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. Expenses to be paid by the depositor are estimated to be $1,369,722.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

Exhibit I attached hereto, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

Underwriting

The offered notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, as applicable, on or about April 20, 2006 against payment in immediately available funds. The issuance and sale of the offered notes is subject to the issuance and sale of the class A-6 notes and vice-versa.

Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the offered notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes
Credit Suisse Securities (USA) LLC	$20,000,000	$78,334,000	$25,000,000
Morgan Stanley & Co. Incorporated	20,000,000	78,334,000	25,000,000
Banc of America Securities LLC	20,000,000	78,333,000	25,000,000
Barclays Capital Inc	20,000,000	78,333,000	25,000,000
Lehman Brothers Inc.	20,000,000	78,333,000	25,000,000
Greenwich Capital Markets, Inc	20,000,000	78,333,000	25,000,000

Total	$120,000,000	$470,000,000	$150,000,000

Underwriter	Class A-4 Notes	Class A-5 Notes	Class B Notes
Credit Suisse Securities (USA) LLC	$65,334,000	$54,424,000	$12,972,000
Morgan Stanley & Co. Incorporated	65,334,000	54,424,000	12,972,000
Banc of America Securities LLC	65,333,000	54,422,000	12,972,000
Barclays Capital Inc	65,333,000	54,422,000	12,972,000
Lehman Brothers Inc.	65,333,000	54,422,000	12,972,000
Greenwich Capital Markets, Inc	65,333,000	54,422,000	12,972,000

Total	$392,000,000	$326,536,000	$77,832,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The offering prices, underwriter discounts and dealer concessions and reallowances will be set forth in the prospectus supplement.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates.

The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.

Each underwriter has represented and agreed that:

•	it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “POS Regs”);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the base prospectus attached as Appendix I thereto (collectively, the “pre-pricing disclosure package”), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.

The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

EXHIBIT I

Prepayments, Extensions, Weighted Average Lives and

Expected Maturities of the Notes

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate prepayments in this term sheet are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate. CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

•	student loans will prepay at a CPR of 1/15th of 1.0% one month after origination;

•	the CPR will increase by a rate of 1/15th of 1.0% per month through the 119th month after origination; and

•	the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.” For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
	24	48	72	96	120
Percentage of CLR
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

•	the statistical cutoff date for the trust student loans is April 3, 2006;

•	the closing date will be April 20, 2006;

•	all trust student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), and no trust student loan moves from repayment to any other status;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

•	consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	index levels for calculation of borrower and government payments are:

•	91-day Treasury bill rate of 4.60%; and

•	three-month commercial paper rate of 4.75%;

•	all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

•	quarterly distributions begin on July 25, 2006, and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

•	class A-1 notes: 4.98%;

•	class A-2 notes: 5.00%;

•	class A-3 notes: 5.04%;

•	class A-4 notes: 5.08%;

•	class A-5 notes: 5.10%;

•	class A-6 notes: 5.17%; and

•	class B notes: 5.21%;

•	an administration fee equal to $25,000 is paid quarterly by the trust to the administrator;

•	a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

•	the reserve account has an initial balance equal to $6,282,712 and at all times a balance equal to the greater of (1) 0.25% of the applicable pool balance and (2) $3,769,627;

•	the collection account has an initial balance equal to $0;

•	the add-on consolidation loan account has an initial balance equal to $0;

•	the capitalized interest account has an initial balance equal to $75,000,000, and on the October 2007 distribution date, that amount will be included in Available Funds;

•	all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, add-on consolidation loan account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 4.90% per annum through the end of the collection period and, reinvestment earnings are available for distribution from the prior collection period;

•	the average loan age is 3 months;

•	prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

•	the trust will not enter into any derivative arrangements other than the currency swaps;

•	the currency swaps will be in full force and effect at all times, and the trust will make payments with respect to interest to the swaps counterparties under the currency swaps at a rate of 5.17%;

•	an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance; and

•	the pool of trust student loans consists of 1,905 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes at Various CLR Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%
Class A-1 Notes	1.12	1.06	1.00	0.94	0.89
Class A-2 Notes	4.30	3.45	3.00	2.71	2.50
Class A-3 Notes	8.32	6.26	5.25	4.63	4.19
Class A-4 Notes	11.33	8.45	7.00	6.10	5.48
Class A-5 Notes	14.83	11.28	9.29	8.07	7.22
Class A-6 Notes	20.24	17.52	15.00	12.94	11.49
Class B Notes	16.12	14.02	12.46	11.25	10.29

Expected Maturity Date
Class A-1 Notes	October 2007	October 2007	October 2007	October 2007	July 2007
Class A-2 Notes	October 2013	October 2011	January 2011	July 2010	January 2010
Class A-3 Notes	July 2015	January 2013	January 2012	April 2011	October 2010
Class A-4 Notes	July 2019	April 2016	July 2014	July 2013	October 2012
Class A-5 Notes	July 2022	October 2018	July 2016	April 2015	April 2014
Class A-6 Notes	January 2029	April 2027	January 2025	July 2022	October 2020
Class B Notes	January 2029	April 2027	January 2025	July 2022	October 2020

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	69	65	61	57	53
January 2008	0	0	0	0	0
January 2009	0	0	0	0	0
January 2010	0	0	0	0	0
January 2011	0	0	0	0	0
January 2012	0	0	0	0	0
January 2013	0	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	86	82	78	74	70
January 2009	72	63	54	45	36
January 2010	57	42	26	11	0
January 2011	42	18	0	0	0
January 2012	25	0	0	0	0
January 2013	9	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	90
January 2011	100	100	87	19	0
January 2012	100	79	0	0	0
January 2013	100	0	0	0	0
January 2014	74	0	0	0	0
January 2015	18	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	1005
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	83
January 2012	100	100	94	60	28
January 2013	100	100	55	13	0
January 2014	100	68	14	0	0
January 2015	100	36	0	0	0
January 2016	85	3	0	0	0
January 2017	61	0	0	0	0
January 2018	37	0	0	0	0
January 2019	11	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10 of the initial pool balance.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	70
January 2014	100	100	100	60	9
January 2015	100	100	69	5	0
January 2016	100	100	21	0	0
January 2017	100	64	0	0	0
January 2018	100	27	0	0	0
January 2019	100	0	0	0	0
January 2020	82	0	0	0	0
January 2021	49	0	0	0	0
January 2022	14	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10 of the initial pool balance.

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	100
January 2014	100	100	100	100	100
January 2015	100	100	100	100	84
January 2016	100	100	100	85	68
January 2017	100	100	93	71	54
January 2018	100	100	80	59	43
January 2019	100	97	69	48	33
January 2020	100	86	59	39	26
January 2021	100	76	49	32	0
January 2022	100	66	41	25	0
January 2023	93	57	34	0	0
January 2024	81	47	27	0	0
January 2025	69	39	0	0	0
January 2026	56	30	0	0	0
January 2027	44	23	0	0	0
January 2028	33	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10 of the initial pool balance.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	96	94	91	89	86
January 2014	92	87	82	77	73
January 2015	88	80	73	66	63
January 2016	84	74	64	61	51
January 2017	79	67	56	51	40
January 2018	75	60	52	42	32
January 2019	70	54	45	35	25
January 2020	65	51	38	28	20
January 2021	59	45	32	23	0
January 2022	54	39	27	18	0
January 2023	48	34	22	0	0
January 2024	45	28	18	0	0
January 2025	38	23	0	0	0
January 2026	31	18	0	0	0
January 2027	24	14	0	0	0
January 2028	18	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10 of the initial pool balance.

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes at Various CPR Percentages(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%
Class A-1 Notes	1.12	0.59	0.41	0.35	0.29
Class A-2 Notes	4.30	2.08	1.43	1.12	0.94
Class A-3 Notes	8.32	4.04	2.58	1.89	1.54
Class A-4 Notes	11.33	6.09	3.93	2.87	2.24
Class A-5 Notes	14.83	9.17	6.03	4.41	3.45
Class A-6 Notes	20.24	16.29	12.51	9.58	7.62
Class B Notes	16.12	13.73	11.93	10.47	8.99

Expected Maturity Date
Class A-1 Notes	October 2007	April 2007	January 2007	October 2006	October 2006
Class A-2 Notes	October 2013	October 2009	July 2008	October 2007	October 2007
Class A-3 Notes	July 2015	October 2010	April 2009	July 2008	January 2008
Class A-4 Notes	July 2019	January 2014	April 2011	January 2010	January 2009
Class A-5 Notes	July 2022	January 2017	July 2013	July 2011	April 2010
Class A-6 Notes	January 2029	July 2026	April 2023	October 2019	April 2017
Class B Notes	January 2029	July 2026	April 2023	October 2019	April 2017

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance;

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining

At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	69	7	0	0	0
January 2008	0	0	0	0	0
January 2009	0	0	0	0	0
January 2010	0	0	0	0	0
January 2011	0	0	0	0	0
January 2012	0	0	0	0	0
January 2013	0	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10 of the initial pool balance.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0	4	8	12	16
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	86	70	53
January 2008	86	51	17	0	0
January 2009	72	19	0	0	0
January 2010	57	0	0	0	0
January 2011	42	0	0	0	0
January 2012	25	0	0	0	0
January 2013	9	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10 of the initial pool balance.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0	4	8	12	16
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	49	0
January 2009	100	100	6	0	0
January 2010	100	64	0	0	0
January 2011	100	0	0	0	0
January 2012	100	0	0	0	0
January 2013	100	0	0	0	0
January 2014	74	0	0	0	0
January 2015	18	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10 of the initial pool balance.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0	4	8	12	16
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	80
January 2009	100	100	100	48	0
January 2010	100	100	51	0	0
January 2011	100	89	5	0	0
January 2012	100	55	0	0	0
January 2013	100	24	0	0	0
January 2014	100	0	0	0	0
January 2015	100	0	0	0	0
January 2016	85	0	0	0	0
January 2017	61	0	0	0	0
January 2018	37	0	0	0	0
January 2019	11	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10 of the initial pool balance.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0	4	8	12	16
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	97
January 2010	100	100	100	83	15
January 2011	100	100	100	20	0
January 2012	100	100	55	0	0
January 2013	100	100	12	0	0
January 2014	100	93	0	0	0
January 2015	100	59	0	0	0
January 2016	100	26	0	0	0
January 2017	100	0	0	0	0
January 2018	100	0	0	0	0
January 2019	100	0	0	0	0
January 2020	82	0	0	0	0
January 2021	49	0	0	0	0
January 2022	14	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10 of the initial pool balance.

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	83
January 2012	100	100	100	89	66
January 2013	100	100	100	75	53
January 2014	100	100	91	63	43
January 2015	100	100	80	53	35
January 2016	100	100	70	44	28
January 2017	100	98	61	37	22
January 2018	100	88	53	31	0
January 2019	100	79	45	25	0
January 2020	100	70	39	0	0
January 2021	100	62	33	0	0
January 2022	100	54	27	0	0
January 2023	93	46	22	0	0
January 2024	81	39	0	0	0
January 2025	69	32	0	0	0
January 2026	56	25	0	0	0
January 2027	44	0	0	0	0
January 2028	33	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	96	92	89	92	81
January 2014	92	85	78	78	65
January 2015	88	78	73	65	52
January 2016	84	71	64	55	42
January 2017	79	65	56	46	33
January 2018	75	60	48	38	0
January 2019	70	55	42	31	0
January 2020	65	49	35	0	0
January 2021	59	43	30	0	0
January 2022	54	38	25	0	0
January 2023	48	32	21	0	0
January 2024	45	27	0	0	0
January 2025	38	22	0	0	0
January 2026	31	17	0	0	0
January 2027	24	0	0	0	0
January 2028	18	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CLR/CPR Equivalence Table

Listed below is a table of equivalent CPR percentages. “Equivalent CPR Percentages” are the CPRs, on the closing date, that will result in the same weighted average life of a class of notes as the corresponding percentage of CLR. For example, in the case of a note with a weighted average life of 1.00 year in the 100% CLR scenario, the single CPR that will result in the same weighted average life is approximately 0.6% CPR.

Equivalent CPR Percentages at Various CLR Assumptions(1)

CLR Percentage	0%	50%	100%	150%	200%
Class A-1 Notes	0.0%	0.3%	0.6%	0.9%	1.2%
Class A-2 Notes	0.0	0.9	1.6	2.2	2.7
Class A-3 Notes	0.0	1.3	2.3	3.1	3.7
Class A-4 Notes	0.0	1.8	3.0	4.0	4.9
Class A-5 Notes	0.0	2.3	3.9	5.1	6.2
Class A-6 Notes	0.0	2.8	5.3	7.5	9.2
Class B Notes	0.0	3.5	6.6	9.8	12.2

(1)	These CLR/CPR equivalents are calculated as of the closing date. These relationships will vary from the table values for any date after the closing date.

$1,536,368,000

SLM Student Loan Trust 2006-4

Issuing Entity

$120,000,000	Floating Rate Class A-1 Student Loan-Backed Notes

$470,000,000	Floating Rate Class A-2 Student Loan-Backed Notes

$150,000,000	Floating Rate Class A-3 Student Loan-Backed Notes

$392,000,000	Floating Rate Class A-4 Student Loan-Backed Notes

$326,536,000	Floating Rate Class A-5 Student Loan-Backed Notes

$77,832,000	Floating Rate Class B Student Loan-Backed Notes

SLM FUNDING LLC

Depositor

SALLIE MAE, INC.

Sponsor, Servicer and Administrator

Joint Book-Runners

Credit Suisse

Morgan Stanley

Global Co-Managers

Banc of America Securities LLC

Barclays Capital

Lehman Brothers

RBS Greenwich Capital

April 11, 2006